ACE SECURITIES CORP.

                Home Loan Trust 1999-A Asset Backed Securities

                                 Series 1999-A

                                TERMS AGREEMENT

                                                               August 6, 1999

To: ACE Securities Corp., as depositor under the Sale and Servicing Agreement dated as of August 1, 1999 (the "Agreement").

Re:  Underwriting Agreement dated July 24, 1999 (the "Standard Terms").

         Series Designation: Series 1999-A.

         Terms of the Series 1999-A Securities: ACE Securities Corp. Home Loan Trust 1999-A Asset Backed Securities, Series 1999-A, Class A Notes and Class R Certificate (the "Securities"). Only the Class A Notes (the "Offered Securities") are being sold pursuant to the terms hereof. The Offered Securities are to be issued pursuant to an indenture dated as of August 1, 1999 (the "Indenture"), between ACE Securities Corp. Home Loan Trust 1999-A, as issuer and First Union National Bank, as indenture trustee and will be secured under the Indenture by the Collateral (as defined in the Indenture). The Collateral will consist primarily of a pool of Home Loans having the characteristics described in the Prospectus Supplement dated the date hereof.

         Registration Statement:  File Number 333-56213.

         Ratings: It is a condition of closing that at the Closing Date the Class A Notes be rated "AAA" by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. and "Aaa" by Moody's Investors Service.

         Terms of Sale of Offered Securities: The Depositor agrees to sell to Deutsche Bank Securities Inc. (the "Underwriter") and Deutsche Bank Securities Inc. agrees to purchase from the Depositor the Offered Securities in the principal amounts and prices set forth on Schedule 1. The purchase price for each class of the Offered Securities shall be the applicable Purchase Price Percentage set forth in Schedule 1 multiplied by the applicable principal amount.

         Cut-off Date: August 1, 1999

         Closing Date: 10:00 A.M., New York time, on or about August 12, 1999. On the Closing Date, the Depositor will deliver the Offered Securities to the Underwriter against payment therefor.

         Underwriter-Provided Information: The Depositor and GACC each acknowledge and agree that the information set forth in (i) the first sentence of penultimate paragraph on the front cover of the Prospectus Supplement dated August 6, 1999 (the "Prospectus Supplement") and (ii) in the first two sentences of the second paragraph under the caption "Underwriting" in the Prospectus Supplement constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Registration Statement, the Prospectus or the Prospectus Supplement, and the Underwriter confirms that such statements are correct.

         Performance of Certain Obligations. The Underwriter agrees to perform the obligations and exercise the rights of the Depositor, all on behalf of the Depositor, as specified in the Agreement and the Administration Agreement dated as of June 3, 1998, between the Depositor and the Underwriter, as administrative agent.

         Incorporation of the Standard Terms: Each of the provisions of the Standard Terms is incorporated herein by reference in its entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein and each of the representations and warranties set forth therein shall be deemed to have been made on and as of the date of this Terms Agreement, and the Standard Terms and this Terms Agreement shall be construed as, together, one and the same agreement. Without limiting the foregoing, Sections 16 through 20 of the Standard Terms are incorporated herein by reference in their entirety.

         Underwriting Compensation: GACC agrees to pay to the Underwriter an underwriting fee of $930,155.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Underwriter, German American Capital Corporation and ACE Securities Corp.

                                   Very truly yours,

                                   DEUTSCHE BANK SECURITIES INC.

                                   By:
                                       -----------------------------------
                                       Name:
                                       Title:



                                   By:
                                       -----------------------------------
                                       Name:
                                       Title:

Accepted in New York, New York,
as of the date hereof:


ACE SECURITIES CORP.


By:
    -----------------------------------
    Name:
    Title:


GERMAN AMERICAN CAPITAL CORPORATION


By:
    -----------------------------------
    Name:
    Title:


By:
    -----------------------------------
    Name:
    Title:



                                  Schedule 1

                                      Initial
                   Interest           Principal              Purchase
Class                Rate             Amount (1)         Price Percentage
-----              --------           ----------         ----------------
  A                7.749%(2)         $372,062,000           99.749949%


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(1)  Approximate.

(2)  Subject to increase as described in the Prospectus Supplement.